Exhibit 99.1
Unity Reports Second Quarter 2025 Financial Results
SAN FRANCISCO, August 6, 2025 -- Unity (NYSE: U), the leading platform to create and grow games and interactive experiences, today announced financial results for the second quarter ended June 30, 2025.
"We believe the second quarter of 2025 will be remembered as an inflection point in the Unity story, where our commitment to accelerating product innovation and delivering for our customers translated to markedly better performance," said Matt Bromberg, President and CEO of Unity.
“Results once again exceeded expectations, substantially beating the high-end of our guidance for both revenue and Adjusted EBITDA. Our new AI platform, Unity Vector, is transforming our growth prospects, delivering 15% sequential growth in the Unity Ad Network during the second quarter.”
Earnings Webcast
Unity will hold a public webcast at 8:30 a.m. ET today to discuss the results for its second quarter of 2025. The live public webcast can be accessed on Unity's Investor Relations website at https://investors.unity.com/. The webcast replay will also be available on the site.
Second Quarter 2025 Results:
•Revenue was $441 million, compared to $449 million in the second quarter 2024.
•Create Solutions revenue was $154 million, compared to $151 million in the second quarter 2024.
•Grow Solutions revenue was $287 million, compared to $298 million in the second quarter 2024.
•GAAP net loss was $107 million, with a margin of (24)%.
•GAAP basic and diluted net loss per share was $0.26.
•Adjusted EBITDA was $90 million, with a margin of 21%.
•Adjusted earnings per share was $0.18.
•Net cash provided by operating activities was $133 million.
•Free cash flow was $127 million.
Revenue
Revenue was $441 million, down 2% year-over-year.
Create Solutions revenue was $154 million, up 2% year-over-year, primarily driven by the sale of a term license for approximately $12 million and increases in subscription revenue. Growth was negatively impacted by decreases in non-strategic professional services revenue and consumption services revenue.
Grow Solutions revenue was $287 million, down 4% year-over-year. The change was driven by strong performance for the Unity Ad Network, which grew 15% quarter-over-quarter in Q2 (now represents 49% of total Grow Solutions revenue) offset by declines in select other Ads products.

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Basic and Diluted Net Loss per share
Basic and diluted net loss per share was $0.26, as compared to $0.32 for the same period in 2024.
Net Loss and Net Cash Provided by Operating Activities
Net loss for the quarter was $107 million, compared to $126 million in the second quarter of 2024.
Net loss margin was (24)%, compared to (28)% in the second quarter of 2024.
Net cash provided by operating activities for the quarter was $133 million, compared to $88 million in the second quarter of 2024.
Adjusted EBITDA, Free Cash Flow, and Adjusted EPS
Adjusted EBITDA for the quarter was $90 million, with a margin of 21%, compared to $113 million in the second quarter of 2024, with a margin of 25%. The better than expected Adjusted EBITDA margin in the second quarter compared to our guidance was due to higher revenue and continued cost discipline.
Free cash flow for the quarter was $127 million, compared to $80 million in the second quarter of 2024.
Adjusted EPS for the quarter was $0.18, compared to $0.22 in the second quarter of 2024.
Liquidity
As of June 30, 2025, our cash and cash equivalents, and restricted cash was $1,702 million, and increased by $174 million, as compared with $1,528 million as of December 31, 2024. This increase was primarily driven by proceeds from issuance of common stock from employee equity plans, and from our operations, offset by the net cash outflows from our debt refinancing.
Q3 2025 Guidance1
We expect Third Quarter Revenue of $440 million to $450 million.
•In Grow, we expect mid-single digit sequential revenue growth from Q2 to Q3
•In Create, we expect a slight sequential decline from Q2 to Q3 due to the impact of a large customer win in Q2
We expect Third Quarter Adjusted EBITDA of $90 million to $95 million.
About Unity
Unity [NYSE: U] offers a suite of tools to create, market and grow games and interactive experiences across all major platforms from mobile, PC, and console, to extended reality (XR). For more information, visit Unity.com.
1 These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
We have not reconciled our estimates for non-GAAP financial measures to GAAP due to the uncertainty and potential variability of expenses that may be incurred in the future. As a result, a reconciliation is not available without unreasonable effort and we are unable to address the probable significance of the unavailable information. We have provided a reconciliation of other GAAP to non-GAAP financial measures in the financial statement tables for our second quarter non-GAAP results included in this press release.

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UNITY SOFTWARE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par share data)
(Unaudited)

	As of
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,691,045	$1,517,672
Accounts receivable, net	596,560	573,884
Prepaid expenses and other	120,171	133,795
Total current assets	2,407,776	2,225,351
Property and equipment, net	82,426	98,819
Goodwill	3,166,304	3,166,304
Intangible assets, net	894,367	1,066,235
Other assets	165,551	180,698
Total assets	$6,716,424	$6,737,407
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,248	$13,948
Accrued expenses and other	278,850	294,951
Publisher payables	372,719	394,284
Deferred revenue	219,448	186,304
Total current liabilities	883,265	889,487
Convertible notes	2,233,255	2,238,922
Long-term deferred revenue	15,480	16,846
Other long-term liabilities	150,349	165,004
Total liabilities	3,282,349	3,310,259
Commitments and contingencies
Redeemable noncontrolling interests	240,697	230,627
Stockholders' equity:
Common stock, $0.000005 par value:
Authorized shares - 1,000,000 and 1,000,000
Issued and outstanding shares - 420,441 and 409,393	2	2
Additional paid-in capital	7,116,124	6,936,038
Accumulated other comprehensive loss	(6,349)	(9,425)
Accumulated deficit	(3,922,384)	(3,735,944)
Total Unity Software Inc. stockholders' equity	3,187,393	3,190,671
Noncontrolling interest	5,985	5,850
Total stockholders' equity	3,193,378	3,196,521
Total liabilities and stockholders' equity	$6,716,424	$6,737,407

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$440,944	$449,259	$875,944	$909,639
Cost of revenue	114,211	108,875	228,168	253,262
Gross profit	326,733	340,384	647,776	656,377
Operating expenses
Research and development	214,807	208,935	435,432	491,663
Sales and marketing	161,513	169,854	323,526	400,479
General and administrative	69,165	91,015	135,505	268,584
Total operating expenses	445,485	469,804	894,463	1,160,726
Loss from operations	(118,752)	(129,420)	(246,687)	(504,349)
Interest expense	(6,030)	(5,829)	(11,921)	(11,864)
Interest income and other income (expense), net	19,837	10,457	77,948	87,100
Loss before income taxes	(104,945)	(124,792)	(180,660)	(429,113)
Provision for (benefit from) Income taxes	2,420	946	4,612	(11,897)
Net loss	(107,365)	(125,738)	(185,272)	(417,216)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	1,433	(164)	1,168	(568)
Net loss attributable to Unity Software Inc.	(108,798)	(125,574)	(186,440)	(416,648)
Basic and diluted net loss per share attributable to Unity Software Inc.	$(0.26)	$(0.32)	$(0.45)	$(1.07)
Weighted-average shares used in computation of basic and diluted net loss per share	417,566	392,537	414,696	389,844

Net loss	(107,365)	(125,738)	(185,272)	(417,216)
Change in foreign currency translation adjustment	2,716	(1,393)	3,894	(4,854)
Comprehensive loss	$(104,649)	$(127,131)	$(181,378)	$(422,070)
Net income (loss) attributable to noncontrolling interest and redeemable noncontrolling interests	1,433	(164)	1,168	(568)
Foreign currency translation attributable to noncontrolling interest and redeemable noncontrolling interests	564	(255)	818	(965)
Comprehensive loss attributable to noncontrolling interest and redeemable noncontrolling interests	1,997	(419)	1,986	(1,533)
Comprehensive loss attributable to Unity Software Inc.	$(106,646)	$(126,712)	$(183,364)	$(420,537)

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UNITY SOFTWARE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating activities
Net loss	$(107,365)	$(125,738)	$(185,272)	$(417,216)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	96,928	101,409	193,145	203,219
Stock-based compensation expense	101,604	115,399	200,394	381,276
Gain on repayment of convertible note	—	—	(42,744)	(61,371)
Impairment of property and equipment	579	8,320	4,049	21,918
Other	(7,754)	12,465	(7,972)	15,383
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(43,083)	47,806	(22,061)	38,066
Prepaid expenses and other	24,373	(3,036)	13,771	(19,815)
Other assets	1,866	13	11,889	(2,386)
Accounts payable	(4,297)	(5,733)	(2,099)	(460)
Accrued expenses and other	7,417	(36,032)	(13,612)	(40,301)
Publisher payables	33,590	(22,418)	(21,565)	3,140
Other long-term liabilities	(1,942)	(11,052)	(12,861)	(34,636)
Deferred revenue	31,180	6,973	31,060	(5,814)
Net cash provided by operating activities	133,096	88,376	146,122	81,003
Investing activities
Purchases of non-marketable investments	(2,000)	—	(2,000)	—
Purchases of intangible assets	—	(360)	—	(360)
Purchases of property and equipment	(6,446)	(8,766)	(12,164)	(15,956)
Net cash used in investing activities	(8,446)	(9,126)	(14,164)	(16,316)
Financing activities
Proceeds from issuance of convertible notes	—	—	690,000	—
Purchase of capped calls	—	—	(44,436)	—
Payment of debt issuance costs	—	—	(13,236)	—
Repayments of convertible note	—	—	(641,691)	(414,999)
Proceeds from issuance of common stock from employee equity plans	9,783	11,304	31,394	37,302
Net cash provided by (used in) financing activities	9,783	11,304	22,031	(377,697)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	15,440	(3,258)	19,637	(9,460)
Increase (decrease) in cash, cash equivalents, and restricted cash	149,873	87,296	173,626	(322,470)
Cash, cash equivalents, and restricted cash, beginning of period	1,551,634	1,194,501	1,527,881	1,604,267
Cash, cash equivalents, and restricted cash, end of period	$1,701,507	$1,281,797	$1,701,507	$1,281,797

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About Non-GAAP Financial Measures
To supplement our consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP) we use certain non-GAAP financial measures, as described below, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe the following non-GAAP measures are useful in evaluating our operating performance. We are presenting these non-GAAP financial measures because we believe, when taken collectively, they may be helpful to investors because they provide consistency and comparability with past financial performance.
However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As a result, our non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute for our consolidated financial statements presented in accordance with GAAP.
We define adjusted EBITDA as GAAP net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, interest, income tax, and other non-operating activities, which primarily consist of foreign exchange rate gains or losses. We define adjusted EBITDA margin as adjusted EBITDA as a percentage of revenue. We define adjusted gross profit as GAAP gross profit excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted gross margin as adjusted gross profit as a percentage of revenue.
We define adjusted cost of revenue as GAAP cost of revenue, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted research and development expense as research and development expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted sales and marketing expense as GAAP sales and marketing expense, excluding expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, and restructurings and reorganizations. We define adjusted general and administrative expense as general and administrative expense excluding expenses associated with stock-based compensation, depreciation, and restructurings and reorganizations. We define free cash flow as net cash provided by operating activities less cash used for purchases of property and equipment.
We define adjusted EPS as net income or loss excluding benefits or expenses associated with stock-based compensation, amortization of acquired intangible assets, depreciation, restructurings and reorganizations, and the income tax impact of the preceding adjustments (cumulatively "adjusted net income"), increased by the tax effected impacts from any relevant dilutive securities, divided by the diluted weighted-average outstanding shares. The effective tax rate used in calculating adjusted EPS is estimated for each period, based on the net income or loss adjusted for the items noted above, and may differ from the effective rate used in our financial statements. Shares of common stock that are excluded in our calculation of GAAP diluted net loss per share due to their antidilutive impact on such calculations, are included in the diluted weighted average outstanding shares used in our calculation of adjusted EPS, to the extent they have a dilutive impact on adjusted EPS given the adjusted net income in each period.

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation
Revenue	$440,944	$449,259	$875,944	$909,639
GAAP net loss	$(107,365)	$(125,738)	$(185,272)	$(417,216)
Add:
Stock-based compensation expense	$101,435	$113,766	$196,751	$253,654
Amortization of intangible assets expense	$86,218	$88,432	$171,868	$176,389
Depreciation expense	$10,710	$12,977	$21,277	$26,830
Restructuring and reorganization costs	$10,886	$27,714	$31,231	$239,460
Interest expense	$6,030	$5,829	$11,921	$11,864
Interest income and other income (expense), net	$(19,837)	$(10,457)	$(77,948)	$(87,100)
Provision for (benefit from) income taxes	$2,420	$946	$4,612	$(11,897)
Adjusted EBITDA	$90,497	$113,469	$174,440	$191,984
GAAP net loss margin	(24)%	(28)%	(21)%	(46)%
Adjusted EBITDA margin	21%	25%	20%	21%

Adjusted gross profit reconciliation
GAAP gross profit	$326,733	$340,384	$647,776	$656,377
Add:
Stock-based compensation expense	9,861	7,911	18,973	23,547
Amortization of intangible assets expense	26,997	26,997	53,697	53,994
Depreciation expense	1,766	2,232	3,480	4,976
Restructuring and reorganization costs	275	(253)	809	14,960
Adjusted gross profit	$365,632	$377,271	$724,735	$753,854
GAAP gross margin	74%	76%	74%	72%
Adjusted gross margin	83%	84%	83%	83%

Operating expenses reconciliation
Cost of revenue
GAAP cost of revenue	$114,211	$108,875	$228,168	$253,262
Stock-based compensation expense	(9,861)	(7,911)	(18,973)	(23,547)
Amortization of intangible assets expense	(26,997)	(26,997)	(53,697)	(53,994)
Depreciation expense	(1,766)	(2,232)	(3,480)	(4,976)
Restructuring and reorganization costs	(275)	253	(809)	(14,960)
Adjusted cost of revenue	$75,312	$71,988	$151,209	$155,785
GAAP cost of revenue as a percentage of revenue	26%	24%	26%	28%
Adjusted cost of revenue as a percentage of revenue	17%	16%	17%	17%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Research and development
GAAP research and development expense	$214,807	$208,935	$435,432	$491,663
Stock-based compensation expense	(51,050)	(56,908)	(101,645)	(124,508)
Amortization of intangible assets expense	(16,332)	(16,994)	(32,862)	(34,016)
Depreciation expense	(5,340)	(6,321)	(10,606)	(12,749)
Restructuring and reorganization costs	(4,581)	(929)	(12,927)	(50,015)
Adjusted research and development expense	$137,504	$127,783	$277,392	$270,375
GAAP research and development expense as a percentage of revenue	49%	47%	50%	54%
Adjusted research and development expense as a percentage of revenue	31%	28%	31%	30%

Sales and marketing
GAAP sales and marketing expense	$161,513	$169,854	$323,526	$400,479
Stock-based compensation expense	(19,041)	(20,649)	(35,527)	(51,105)
Amortization of intangible assets expense	(42,889)	(44,441)	(85,309)	(88,379)
Depreciation expense	(2,156)	(2,676)	(4,310)	(5,412)
Restructuring and reorganization costs	(1,253)	(5,595)	(9,153)	(52,622)
Adjusted sales and marketing expense	$96,174	$96,493	$189,227	$202,961
GAAP sales and marketing expense as a percentage of revenue	37%	38%	37%	44%
Adjusted sales and marketing expense as a percentage of revenue	22%	21%	22%	22%

General and administrative
GAAP general and administrative expense	$69,165	$91,015	$135,505	$268,584
Stock-based compensation expense	(21,483)	(28,298)	(40,606)	(54,494)
Depreciation expense	(1,448)	(1,748)	(2,881)	(3,693)
Restructuring and reorganization costs	(4,777)	(21,443)	(8,342)	(121,863)
Adjusted general and administrative expense	$41,457	$39,526	$83,676	$88,534
GAAP general and administrative expense as a percentage of revenue	16%	20%	15%	30%
Adjusted general and administrative expense as a percentage of revenue	9%	9%	10%	10%

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UNITY SOFTWARE, INC.
Non-GAAP Reconciliation
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Adjusted EPS reconciliation
GAAP net loss	$(107,365)	$(125,738)	$(185,272)	$(417,216)
Stock-based compensation expense	101,435	113,766	196,751	253,654
Amortization of intangible assets expense	86,218	88,432	171,868	176,389
Depreciation expense	10,710	12,977	21,277	26,830
Restructuring and reorganization costs	10,886	27,714	31,231	239,460
Income tax impact of adjusting items	(20,527)	(25,803)	(48,291)	(72,421)
Adjusted net income used for calculation of adjusted EPS, before impact of dilutive instruments	$81,357	$91,348	$187,564	$206,696
Increase from forgone financing costs on dilutive convertible notes, net of tax	789	4,509	9,299	9,193
Adjusted net income used for calculation of adjusted EPS, including impact of dilutive instruments	$82,146	$95,857	$196,863	$215,889

Weighted-average common shares used in GAAP diluted net loss per share attributable to Unity Software Inc.	417,566	392,537	414,696	389,844
Convertible notes	20,896	24,486	35,951	25,050
Stock options and PVOs	5,385	11,562	6,124	13,708
Unvested RSUs, PVUs, and PSUs	4,572	3,611	4,869	4,978
ESPP	4	334	327	242
Non-GAAP weighted-average common shares used in adjusted EPS	448,423	432,530	461,967	433,822

GAAP diluted net loss per share attributable to Unity Software Inc.	(0.26)	(0.32)	(0.45)	(1.07)
Total impact on diluted net loss per share attributable to Unity Software Inc. from non-GAAP adjustments	0.45	0.55	0.90	1.60
Total impact on diluted net loss per share attributable to Unity Software Inc. from antidilutive common stock now included	(0.01)	(0.01)	(0.02)	(0.03)
Adjusted EPS	0.18	0.22	0.43	0.50

Free cash flow reconciliation
Net cash provided by operating activities	$133,096	$88,376	$146,122	$81,003
Less:
Purchases of property and equipment	(6,446)	(8,766)	(12,164)	(15,956)
Free cash flow	126,650	79,610	133,958	65,047

Net cash used in investing activities	(8,446)	(9,126)	(14,164)	(16,316)
Net cash provided by (used in) financing activities	9,783	11,304	22,031	(377,697)

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Cautionary Statement Regarding Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking statements,” as that term is defined under federal securities laws, including, but not limited to, statements regarding Unity’s outlook and future financial performance, including: (i) Unity’s position at an inflection point and its ability to further enhance its platform, accelerate product innovation and enhance financial performance; (ii) expectations regarding Vector, including expectations regarding Vector’s improvements and performance and the expansion of Vector across our Ad product portfolio; (iii) our strategic initiatives, including plans to invest and focus on artificial intelligence tools; (iv) expectations regarding financial results from our non-strategic portfolio; (v) expectations regarding growth of the Unity Ad Network and Grow revenue mix and its impact on Unity’s overall growth prospects; (vi) plans to leverage our competitive advantages and anticipated impacts; (vii) our long-term growth opportunities; (viii) our controls around spend and our operating structure having the potential to drive meaningful improvements in operating margins over time; and (ix) Unity’s financial guidance for the third quarter 2025. The words “aim,” “believe,” “may,” “will,” “estimate,” “continue,” “intend,” “expect,” “plan,” “project,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to, those related to: (i) the impact of macroeconomic conditions, such as inflation, high interest rates, tariffs, sanctions and trade barriers, and limited credit availability which could further cause economic uncertainty and volatility; (ii) competition in the advertising market and Unity’s ability to compete effectively; (iii) ongoing restrictions related to the gaming industry in China; (iv) ongoing geopolitical instability, particularly in Israel, where a significant portion of the Grow operations is located; (v) Unity’s ability to recover or reengage its customers, or attract new customers; (vi) the impact of any decisions to change how Unity prices its products and services; (vii) Unity’s ability to achieve and sustain profitability; (viii) Unity’s ability to retain existing customers and expand the use of its platform; (ix) Unity’s ability to further expand into new industries and attract new customers; (x) the impact of any changes of terms of service, policies or technical requirements from operating system platform providers or application stores which may result in changes to Unity or its customers’ business practices; (xi) Unity’s ability to maintain favorable relationships with hardware, operating system, device, game console and other technology providers; (xii) breaches in its security measures, unauthorized access to its platform, data, or its customers’ or other users’ personal data; (xiii) Unity’s ability to manage growth effectively and manage costs effectively; (xiv) the rapidly changing and increasingly stringent laws, regulations, contractual obligations and industry standards that relate to privacy, data security and the protection of children; (xv) the effectiveness of the company reset; (xvi) Unity’s ability to successfully transition executive leadership; (xvii) Unity’s ability to adapt effectively to rapidly changing technology, evolving industry standards, changing regulations, or changing customer needs, requirements, or preferences; and (xviii) the effectiveness of Vector. Further information on these and additional risks that could affect our results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K filed with the SEC on February 20, 2025 and Quarterly Report on Form 10-Q filed with the SEC on May 7, 2025 and our future reports that we may file with the SEC from time to time, which could cause actual results to vary from expectations. Copies of reports filed with the SEC are available on the Unity Investor Relations website. Statements herein speak only as of the date of this release, and Unity assumes no obligation to, and does not currently intend to, update any such forward looking statements after the date of this release except as required by law.

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Contacts:
Investor Relations:
Alex Giaimo, Head of Investor Relations
alex.giaimo@unity3d.com

Media Relations:
Julianne Whitelaw, Head of Corporate Communications
UnityComms@unity3d.com

Source: Unity Software Inc.

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